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Exhibit 24.1

CONSENT AND POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this consent and power of attorney has been signed by Dr. Albert C. Yates as a director of Adolph Coors Company, a Delaware corporation ("Coors"), on the 17th day of January, 2005. The undersigned, Dr. Albert C. Yates, constitutes and appoints W. Leo Kiely, Robert M. Reese and Annita M. Menogan, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre-effective and post-effective amendments to the registration statement on Form S-3 of Coors initially filed on November 24, 2004 (File Number 333-120776), and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ DR. ALBERT C. YATES Dr. Albert C. Yates Director

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CONSENT AND POWER OF ATTORNEY